Boise Cascade Company	Exhibit 99.1
1111 West Jefferson Street, Suite 300
Boise, ID 83702

News Release

Investor Relations Contact - Kelly Hibbs 208 384 3638	Media Contact - Lisa Tschampl 208 384 6552

For Immediate Release: July 31, 2023

Boise Cascade Company Reports Second Quarter 2023 Results

BOISE, Idaho - Boise Cascade Company ("Boise Cascade," the "Company," "we," or "our") (NYSE: BCC) today reported net income of $146.3 million, or $3.67 per share, on sales of $1.8 billion for the second quarter ended June 30, 2023, compared with net income of $218.1 million, or $5.49 per share, on sales of $2.3 billion for the second quarter ended June 30, 2022.

“Both businesses again delivered solid financial performance during the second quarter as we continued to execute our integrated business model in support of our customer and supplier partners. Our associates' consistent focus, grit, and hard work remain key to driving our operating and financial results,” stated Nate Jorgensen, CEO. "As we close out the first half of 2023, we are encouraged by the resiliency of market demand despite ongoing economic uncertainties, and our long-term view of the strength of residential construction remains. The focus on working capital performance is a priority as the channel looks to manage inventory risk and reward, and we are uniquely positioned on a national scale to deliver the service levels in support of those efforts. Lastly, our balance sheet remains well positioned for continued investment in our associates, key strategies and growth initiatives in our distribution and EWP businesses, and further shareholder returns."
Second Quarter 2023 Highlights

	2Q 2023	2Q 2022	% change
	(in thousands, except per-share data and percentages)
Consolidated Results
Sales	$1,815,219	$2,278,072	(20)%
Net income	146,320	218,111	(33)%
Net income per common share - diluted	3.67	5.49	(33)%
Adjusted EBITDA [1]	220,976	317,229	(30)%
Segment Results
Wood Products sales	$530,273	$536,030	(1)%
Wood Products income	104,035	154,101	(32)%
Wood Products EBITDA [1]	127,040	167,754	(24)%
Building Materials Distribution sales	1,636,538	2,131,200	(23)%
Building Materials Distribution income	98,550	154,308	(36)%
Building Materials Distribution EBITDA [1]	105,936	161,036	(34)%
1 For reconciliations of non-GAAP measures, see summary notes at the end of this press release.

In second quarter 2023, total U.S. housing starts and single-family housing starts decreased 11% and 14%, respectively, compared to the same period in 2022. On a year-to-date basis through June 2023, total housing starts decreased 15%, driven by a decrease in single-family housing starts of 21% compared to the same period in 2022. Single-family housing starts are the key demand driver for our sales.

Wood Products

Wood Products' sales, including sales to Building Materials Distribution (BMD), decreased $5.7 million, or 1%, to $530.3 million for the three months ended June 30, 2023, from $536.0 million for the three months ended June 30, 2022. The decrease in sales was driven by lower plywood sales prices and lower I-joists sales volumes. These decreases were offset partially by higher plywood sales volumes, higher sales prices for LVL and I-joists (collectively referred to as EWP), and higher LVL sales volumes.

Comparative average net selling prices and sales volume changes for EWP and plywood are as follows:

	2Q 2023 vs. 2Q 2022	2Q 2023 vs. 1Q 2023

Average Net Selling Prices
LVL	6%	(3)%
I-joists	1%	(4)%
Plywood	(36)%	(1)%
Sales Volumes
LVL	2%	29%
I-joists	(9)%	63%
Plywood	57%	8%

Wood Products' segment income decreased $50.1 million to $104.0 million for the three months ended June 30, 2023, from $154.1 million for the three months ended June 30, 2022. The decrease in segment income was due primarily to lower plywood sales prices. In addition, segment income was negatively impacted by an increase in depreciation and amortization expense due to the acquisition of two plywood facilities on July 25, 2022. These decreases in segment income were offset partially by higher plywood sales volumes, higher EWP sales prices, as well as lower wood fiber costs.

Building Materials Distribution

BMD's sales decreased $494.7 million, or 23%, to $1,636.5 million for the three months ended June 30, 2023, from $2,131.2 million for the three months ended June 30, 2022. Compared with the same quarter in the prior year, the overall decrease in sales was driven by sales price and sales volume decreases of 22% and 1%, respectively. By product line, commodity sales decreased 36%, general line product sales decreased 8%, and EWP sales (substantially all of which are sourced through our Wood Products segment) decreased 21%.

BMD segment income decreased $55.7 million to $98.6 million for the three months ended June 30, 2023, from $154.3 million in the comparative prior year quarter. The decline in segment income was driven by a gross margin decrease of $49.8 million, resulting from lower margins on EWP and general line products, offset partially by margin improvements on commodity products. In addition, selling and distribution expenses increased $3.9 million.

Balance Sheet and Liquidity

Boise Cascade ended second quarter 2023 with $1,080.9 million of cash and cash equivalents and $395.9 million of undrawn committed bank line availability, for total available liquidity of $1,476.8 million. The Company had $444.8 million of outstanding debt at June 30, 2023.

We expect capital expenditures in 2023 to total approximately $120 million to $140 million. Our 2023 capital expenditures range includes funding for greenfield distribution centers in South Carolina and Texas, projects at our mills in the southeast to expand our EWP capacity, and the purchase of property to house an additional door shop assembly operation in Kansas City, Missouri. This level of capital expenditures could increase or decrease as a result of several factors, including acquisitions, efforts to further accelerate organic growth, exercise of lease purchase options, our financial results, future economic conditions, availability of engineering and construction resources, and timing and availability of equipment purchases.

Dividends

On July 27, 2023, our board of directors declared a quarterly dividend of $0.20 per share on our common stock, payable on September 15, 2023, to stockholders of record on September 1, 2023.

Future dividend declarations, including amount per share, record date and payment date, will be made at the discretion of our board of directors and will depend upon, among other things, legal capital requirements and surplus, our future operations and earnings, general financial condition, material cash requirements, restrictions imposed by our asset-based credit facility and the indenture governing our senior notes, applicable laws, and other factors that our board of directors may deem relevant.

Outlook

Demand for the products we manufacture, as well as the products we purchase and distribute, is correlated with new residential construction, residential repair-and-remodeling activity and light commercial construction. U.S. housing starts in June 2023 were approximately 1.4 million on a seasonally adjusted annual rate basis, as reported by the U.S. Census Bureau. However, home affordability remains a challenge for consumers, and the Federal Reserve's ongoing actions in response to inflationary data and what impacts these actions have on future mortgage rates and the broader economy will influence the near-term demand environment. As such, the outlook for the back half of 2023 remains uncertain and is reflected in various industry forecasts for 2023 U.S. housing starts that generally range from 1.3 million to 1.4 million units, compared with actual housing starts of 1.55 million in 2022, as reported by the U.S. Census Bureau. Regarding home improvement spending, the age of U.S. housing stock and elevated levels of homeowner equity have provided a favorable backdrop for repair-and-remodel spending. However, industry forecasts project continued moderation of year-over-year growth in renovation spending, and economic uncertainty may also negatively impact homeowners' further investment in their residences.

As a manufacturer of certain commodity products, we have sales and profitability exposure to declines in commodity product prices and rising input costs. Our distribution business purchases and resells a broad mix of commodity products with periods of increasing prices providing the opportunity for higher sales and increased margins, while declining price environments expose us to declines in sales and profitability. Future commodity product pricing and commodity input costs may be volatile in response to economic uncertainties, industry operating rates, transportation constraints or disruptions, net import and export activity, inventory levels in various distribution channels, and seasonal demand patterns. In addition, EWP volumes will continue to be influenced by demand for new residential construction, particularly single-family housing starts, and we expect modest EWP price erosion in the third quarter.

About Boise Cascade

Boise Cascade Company is one of the largest producers of engineered wood products and plywood in North America and a leading U.S. wholesale distributor of building products. For more information, please visit the Company's website at www.bc.com.

Webcast and Conference Call

Boise Cascade will host a webcast and conference call to discuss second quarter earnings on Tuesday, August 1, 2023, at 11 a.m. Eastern.

To join the webcast, go to the Investors section of our website at www.bc.com/investors and select the Event Calendar link. Analysts and investors who wish to ask questions during the Q&A session can register for the call here.

The archived webcast will be available in the Investors section of Boise Cascade's website.

Use of Non-GAAP Financial Measures

We refer to the terms EBITDA and Adjusted EBITDA in this earnings release and the accompanying Quarterly Statistical Information as supplemental measures of our performance and liquidity that are not required by or presented in accordance with generally accepted accounting principles in the United States (GAAP). We define EBITDA as income (loss) before interest (interest expense and interest income), income taxes, and depreciation and amortization. Additionally, we disclose Adjusted EBITDA, which further adjusts EBITDA to exclude the change in fair value of interest rate swaps.

We believe EBITDA and Adjusted EBITDA are meaningful measures because they present a transparent view of our recurring operating performance and allow management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. We also believe EBITDA and Adjusted EBITDA are useful to investors because they provide a means to evaluate the operating performance of our segments and our Company on an ongoing basis using criteria that are used by our management and because they are frequently used by investors and other interested parties when comparing companies in our industry that have different financing and capital structures and/or tax rates. EBITDA and Adjusted EBITDA, however, are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. The use of EBITDA and Adjusted EBITDA instead of net income (loss) or segment income (loss) have limitations as analytical tools, including: the inability to determine profitability; the exclusion of interest expense, interest income, and associated significant cash requirements; and the exclusion of depreciation and amortization, which represent unavoidable operating costs. Management compensates for these limitations by relying on our GAAP results. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

This press release includes statements about our expectations of future operational and financial performance that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding our outlook. Statements preceded or followed by, or that otherwise include, the words "believes," "expects," "anticipates," "intends," "project," "estimates," "plans," "forecast," "is likely to," and similar expressions or future or conditional verbs such as "will," "may," "would," "should," and "could" are generally forward-looking in nature and not historical facts. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. The accuracy of such statements is subject to a number of risks, uncertainties, and assumptions that could cause our actual results to differ materially from those projected, including, but not limited to, prices for building products, changes in the competitive position of our products, commodity input costs, the effect of general economic conditions, mortgage rates and availability, housing demand, housing vacancy rates, governmental regulations, unforeseen production disruptions, as well as natural disasters. These and other factors that could cause actual results to differ materially from such forward-looking statements are discussed in greater detail in our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release. We undertake no obligation to revise them in light of new information. Finally, we undertake no obligation to review or confirm analyst expectations or estimates that might be derived from this release.

Boise Cascade Company
Consolidated Statements of Operations
(in thousands, except per-share data) (unaudited)

	Three Months Ended			Six Months Ended
	June 30		March 31, 2023	June 30
	2023	2022		2023	2022

Sales	$1,815,219	$2,278,072	$1,544,329	$3,359,548	$4,604,354

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	1,426,436	1,797,948	1,230,635	2,657,071	3,527,844
Depreciation and amortization	30,722	20,694	31,186	61,908	41,237
Selling and distribution expenses	139,205	134,279	128,788	267,993	280,930
General and administrative expenses	30,147	27,701	26,463	56,610	53,753
Other (income) expense, net	(1,266)	375	(345)	(1,611)	(2,113)
	1,625,244	1,980,997	1,416,727	3,041,971	3,901,651

Income from operations	189,975	297,075	127,602	317,577	702,703

Foreign currency exchange gain (loss)	320	(499)	(73)	247	(367)
Pension expense (excluding service costs)	(41)	(41)	(41)	(82)	(212)
Interest expense	(6,339)	(6,317)	(6,361)	(12,700)	(12,571)
Interest income	11,519	1,385	9,685	21,204	1,450
Change in fair value of interest rate swaps	333	394	(804)	(471)	2,460
	5,792	(5,078)	2,406	8,198	(9,240)

Income before income taxes	195,767	291,997	130,008	325,775	693,463
Income tax provision	(49,447)	(73,886)	(33,275)	(82,722)	(172,752)
Net income	$146,320	$218,111	$96,733	$243,053	$520,711

Weighted average common shares outstanding:
Basic	39,675	39,544	39,593	39,634	39,509
Diluted	39,834	39,763	39,838	39,818	39,762

Net income per common share:
Basic	$3.69	$5.52	$2.44	$6.13	$13.18
Diluted	$3.67	$5.49	$2.43	$6.10	$13.10

Dividends declared per common share	$3.15	$2.62	$0.15	$3.30	$2.74

Wood Products Segment
Statements of Operations
(in thousands, except percentages) (unaudited)

	Three Months Ended			Six Months Ended
	June 30		March 31, 2023	June 30
	2023	2022		2023	2022

Segment sales	$530,273	$536,030	$437,428	$967,701	$1,094,974

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	387,407	351,557	327,739	715,146	695,266
Depreciation and amortization	23,005	13,653	23,790	46,795	27,293
Selling and distribution expenses	11,437	10,349	11,678	23,115	19,579
General and administrative expenses	5,364	5,826	5,178	10,542	10,472
Other (income) expense, net	(975)	544	(352)	(1,327)	(1,853)
	426,238	381,929	368,033	794,271	750,757

Segment income	$104,035	$154,101	$69,395	$173,430	$344,217

	(percentage of sales)

Segment sales	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	73.1%	65.6%	74.9%	73.9%	63.5%
Depreciation and amortization	4.3%	2.5%	5.4%	4.8%	2.5%
Selling and distribution expenses	2.2%	1.9%	2.7%	2.4%	1.8%
General and administrative expenses	1.0%	1.1%	1.2%	1.1%	1.0%
Other (income) expense, net	(0.2%)	0.1%	(0.1)%	(0.1%)	(0.2%)
	80.4%	71.3%	84.1%	82.1%	68.6%

Segment income	19.6%	28.7%	15.9%	17.9%	31.4%

Building Materials Distribution Segment
Statements of Operations
(in thousands, except percentages) (unaudited)

	Three Months Ended			Six Months Ended
	June 30		March 31, 2023	June 30
	2023	2022		2023	2022

Segment sales	$1,636,538	$2,131,200	$1,379,242	$3,015,780	$4,243,033

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	1,391,015	1,835,845	1,175,550	2,566,565	3,566,648
Depreciation and amortization	7,386	6,728	7,070	14,456	13,304
Selling and distribution expenses	127,786	123,930	117,110	244,896	261,351
General and administrative expenses	12,089	10,558	10,030	22,119	21,784
Other (income) expense, net	(288)	(169)	(203)	(491)	(254)
	1,537,988	1,976,892	1,309,557	2,847,545	3,862,833

Segment income	$98,550	$154,308	$69,685	$168,235	$380,200

	(percentage of sales)

Segment sales	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	85.0%	86.1%	85.2%	85.1%	84.1%
Depreciation and amortization	0.5%	0.3%	0.5%	0.5%	0.3%
Selling and distribution expenses	7.8%	5.8%	8.5%	8.1%	6.2%
General and administrative expenses	0.7%	0.5%	0.7%	0.7%	0.5%
Other (income) expense, net	—%	—%	—%	—%	—%
	94.0%	92.8%	94.9%	94.4%	91.0%

Segment income	6.0%	7.2%	5.1%	5.6%	9.0%

Segment Information
(in thousands) (unaudited)

	Three Months Ended			Six Months Ended
	June 30		March 31, 2023	June 30
	2023	2022		2023	2022
Segment sales
Wood Products	$530,273	$536,030	$437,428	$967,701	$1,094,974
Building Materials Distribution	1,636,538	2,131,200	1,379,242	3,015,780	4,243,033
Intersegment eliminations	(351,592)	(389,158)	(272,341)	(623,933)	(733,653)
Total net sales	$1,815,219	$2,278,072	$1,544,329	$3,359,548	$4,604,354

Segment income
Wood Products	$104,035	$154,101	$69,395	$173,430	$344,217
Building Materials Distribution	98,550	154,308	69,685	168,235	380,200
Total segment income	202,585	308,409	139,080	341,665	724,417
Unallocated corporate costs	(12,610)	(11,334)	(11,478)	(24,088)	(21,714)
Income from operations	$189,975	$297,075	$127,602	$317,577	$702,703

Segment EBITDA
Wood Products	$127,040	$167,754	$93,185	$220,225	$371,510
Building Materials Distribution	105,936	161,036	76,755	182,691	393,504

See accompanying summary notes to consolidated financial statements and segment information.

Boise Cascade Company
Consolidated Balance Sheets
(in thousands) (unaudited)

	June 30, 2023	December 31, 2022

ASSETS

Current
Cash and cash equivalents	$1,080,857	$998,344
Receivables
Trade, less allowances of $3,212 and $3,264	478,655	297,237
Related parties	174	19
Other	13,244	23,023
Inventories	703,033	697,551
Prepaid expenses and other	22,682	47,878
Total current assets	2,298,645	2,064,052

Property and equipment, net	784,562	770,023
Operating lease right-of-use assets	53,270	55,582
Finance lease right-of-use assets	25,264	26,501
Timber deposits	7,613	7,519
Goodwill	137,958	137,958
Intangible assets, net	152,834	161,433
Deferred income taxes	5,977	6,116
Other assets	10,265	11,330
Total assets	$3,476,388	$3,240,514

Boise Cascade Company
Consolidated Balance Sheets (continued)
(in thousands, except per-share data) (unaudited)

	June 30, 2023	December 31, 2022

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
Accounts payable
Trade	$415,387	$269,785
Related parties	1,596	1,019
Accrued liabilities
Compensation and benefits	106,980	142,463
Interest payable	9,961	9,955
Other	133,420	122,606
Total current liabilities	667,344	545,828

Debt
Long-term debt	444,836	444,392

Other
Compensation and benefits	35,731	33,226
Operating lease liabilities, net of current portion	46,784	48,668
Finance lease liabilities, net of current portion	29,073	30,022
Deferred income taxes	65,944	63,454
Other long-term liabilities	18,152	16,949
	195,684	192,319

Commitments and contingent liabilities

Stockholders' equity
Preferred stock, $0.01 par value per share; 50,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 300,000 shares authorized, 44,983 and 44,827 shares issued, respectively	450	448
Treasury stock, 5,393 and 5,367 shares at cost, respectively	(140,448)	(138,909)
Additional paid-in capital	552,805	551,215
Accumulated other comprehensive loss	(507)	(520)
Retained earnings	1,756,224	1,645,741
Total stockholders' equity	2,168,524	2,057,975
Total liabilities and stockholders' equity	$3,476,388	$3,240,514

Boise Cascade Company
Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Six Months Ended June 30
	2023	2022
Cash provided by (used for) operations
Net income	$243,053	$520,711
Items in net income not using (providing) cash
Depreciation and amortization, including deferred financing costs and other	63,293	42,240
Stock-based compensation	7,518	5,403
Pension expense	82	212
Deferred income taxes	2,749	19,287
Change in fair value of interest rate swaps	471	(2,460)
Other	(1,798)	(1,987)
Decrease (increase) in working capital
Receivables	(171,794)	(129,993)
Inventories	(5,482)	(142,936)
Prepaid expenses and other	(7,805)	(7,602)
Accounts payable and accrued liabilities	124,910	127,935
Pension contributions	(268)	(794)
Income taxes payable	33,220	4,507
Other	2,069	1,533
Net cash provided by operations	290,218	436,056

Cash provided by (used for) investment
Expenditures for property and equipment	(68,287)	(40,808)
Proceeds from sales of assets and other	1,918	2,864
Net cash used for investment	(66,369)	(37,944)

Cash provided by (used for) financing
Dividends paid on common stock	(132,967)	(109,291)
Tax withholding payments on stock-based awards	(5,926)	(3,930)
Treasury stock purchased	(1,539)	—
Other	(904)	(811)
Net cash used for financing	(141,336)	(114,032)

Net increase in cash and cash equivalents	82,513	284,080

Balance at beginning of the period	998,344	748,907

Balance at end of the period	$1,080,857	$1,032,987

Summary Notes to Consolidated Financial Statements and Segment Information
The Consolidated Statements of Operations, Segment Statements of Operations, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information presented herein do not include the notes accompanying the Company's Consolidated Financial Statements and should be read in conjunction with the Company’s 2022 Form 10-K and the Company's other filings with the Securities and Exchange Commission. Net income for all periods presented involved estimates and accruals.
EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation and amortization. Additionally, we disclose Adjusted EBITDA, which further adjusts EBITDA to exclude the change in fair value of interest rate swaps. The following table reconciles net income to EBITDA and Adjusted EBITDA for (i) the three months ended June 30, 2023 and 2022, (ii) the three months ended March 31, 2023, and (iii) the six months ended June 30, 2023 and 2022:

	Three Months Ended			Six Months Ended
	June 30		March 31, 2023	June 30
	2023	2022		2023	2022
	(in thousands)
Net income	$146,320	$218,111	$96,733	$243,053	$520,711
Interest expense	6,339	6,317	6,361	12,700	12,571
Interest income	(11,519)	(1,385)	(9,685)	(21,204)	(1,450)
Income tax provision	49,447	73,886	33,275	82,722	172,752
Depreciation and amortization	30,722	20,694	31,186	61,908	41,237
EBITDA	221,309	317,623	157,870	379,179	745,821
Change in fair value of interest rate swaps	(333)	(394)	804	471	(2,460)
Adjusted EBITDA	$220,976	$317,229	$158,674	$379,650	$743,361

The following table reconciles segment income and unallocated corporate costs to EBITDA and adjusted EBITDA for the (i) three months ended June 30, 2023 and 2022, (ii) three months ended March 31, 2023, and (iii) six months ended June 30, 2023 and 2022:

	Three Months Ended			Six Months Ended
	June 30		March 31, 2023	June 30
	2023	2022		2023	2022
	(in thousands)
Wood Products
Segment income	$104,035	$154,101	$69,395	$173,430	$344,217
Depreciation and amortization	23,005	13,653	23,790	46,795	27,293
EBITDA	$127,040	$167,754	$93,185	$220,225	$371,510

Building Materials Distribution
Segment income	$98,550	$154,308	$69,685	$168,235	$380,200
Depreciation and amortization	7,386	6,728	7,070	14,456	13,304
EBITDA	$105,936	$161,036	$76,755	$182,691	$393,504

Corporate
Unallocated corporate costs	$(12,610)	$(11,334)	$(11,478)	$(24,088)	$(21,714)
Foreign currency exchange gain (loss)	320	(499)	(73)	247	(367)
Pension expense (excluding service costs)	(41)	(41)	(41)	(82)	(212)
Change in fair value of interest rate swaps	333	394	(804)	(471)	2,460
Depreciation and amortization	331	313	326	657	640
EBITDA	(11,667)	(11,167)	(12,070)	(23,737)	(19,193)
Change in fair value of interest rate swaps	(333)	(394)	804	471	(2,460)
Corporate adjusted EBITDA	$(12,000)	$(11,561)	$(11,266)	$(23,266)	$(21,653)

Total Company adjusted EBITDA	$220,976	$317,229	$158,674	$379,650	$743,361